Exhibit 4.4

THESE SECURITIES AND THE COMMON STOCK THAT THE HOLDER SHALL RECEIVE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) IN ACCORDANCE WITH REGULATION S (RULES 901 THROUGH 905), (ii) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT THAT HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (iii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION AVAILABLE UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR SIMILAR SECURITIES LAW. ANY HEDGING TRANSACTION INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Warrant Holder:		Dated: , 2011

For the Purchase of	Shares of Common Stock	No.

WARRANT FOR THE PURCHASE OF
SHARES OF COMMON STOCK OF

NOVA LIFESTYLE, INC.

Expiring Three Years from the Date Hereof

FOR VALUE RECEIVED, Nova Lifestyle, Inc. (the “Company”), hereby certifies that the Warrant Holder specified above, or its, his or her registered assigns (“Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company on or before the third anniversary of the date hereof, that number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth above, at a purchase price equal to $2.00 per share of Common Stock (as may be adjusted as provided below) upon the terms and conditions set forth herein. The number of shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Exercise Price,” respectively.

1. Registration of Transfers and Exchanges.

(i) The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Exhibit 2 duly completed and signed, to the principal office of the Company, or at such other office or agency as the Company may designate. Upon any such registration or transfer, a new warrant to purchase Common Stock, of the same tenor and date of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

(ii) This Warrant is exchangeable, upon the surrender hereof by the Holder to the principal office of the Company, or at such other office or agency as the Company may designate, for one or more New Warrants of like tenor and dated the date hereof and evidencing the right to purchase the same aggregate number of Warrant Shares that may be purchased hereunder.

2. Exercise.

(i) Procedure for Exercise. Subject to the conditions and terms set forth herein, this Warrant may be exercised by the Registered Holder (“Exercise Right”), in whole or in part, by the surrender of this Warrant (with the Notice of Exercise Form attached hereto as Exhibit 1 duly executed by such Registered Holder) to the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased upon such exercise.

(ii) Exercise of Exercise Right. Subject to the terms and conditions set forth herein, the Exercise Right may be exercised by the Holder on any business day by delivering to the Company the Warrant with a duly executed Notice of Exercise Form attached hereto as Exhibit 1 with the exercise section completed by specifying the total number of shares of Common Stock the Registered Holder will purchase pursuant to such exercise.

(iii) Date of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(iv) Issuance of Certificate. As soon as practicable after the exercise of the purchase right represented by this Warrant, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, to such other individual or entity as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(a) a certificate or certificates for the number of full shares of Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 4 hereof, and

(b) in case such exercise is in part only, a new warrant or warrants of like tenor and dated the date hereof, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 2(i) above.

(v) Exercise of Warrant. The Warrant may be exercised in whole or from time to time in part on or prior to the third anniversary of the date hereof, as first set forth above.

(vi) Company Call Right. The Company shall have the option to “call” the Warrants (the “Warrant Call”), one or more times, in accordance with and governed by the following:

(a) The Company shall exercise the Warrant Call by giving to the Warrant Holder a written notice (the “Call Notice”) during the Call Period (as described below) setting forth the Common Stock to be called under this Warrant (or a percentage thereof) and the effective date of each Call Notice (the “Call Date”), which shall be no earlier than the date on which notice is deemed delivered under the notice provision of Section 16 of this Warrant. The exercise price for the Warrant Call shall be $4.00 per share.

(b) The Company’s right to exercise the Warrant Call shall commence at any time after: (i) a registration statement registering the Common Stock issuable upon exercise of this Warrant has been declared effective by the Securities and Exchange Commission (the “SEC”) and (ii) the Common Stock has been listed on the New York Stock Exchange, NYSE Amex, Nasdaq Stock Market, or any other organization or association that is defined as a national securities exchange by the SEC (an “Exchange”) and (iii) the closing price on the Exchange being $4.00 per share or more on such exchange at any time, as adjusted for any stock splits, dividends or other reorganizations that occur after the date hereof and shall terminate thirty (30) calendar days prior to the Expiration Date (the “Call Period”).

(c) A Call Notice may be given by the Company only within the Call Period provided that the Company shall not have received a notice from the Exchange during the thirty (30) calendar days prior to the Call Date that the Company or the Common Stock does not meet the requirements for continued quotation, listing or trading on the Exchange, or that a stop order has been placed on an effective registration statement registering the Common Stock issuable upon exercise of this Warrant.

(d) Unless otherwise agreed to by the Holder of this Warrant, a Call Notice must be given to all Warrant Holders who receive the same class of warrants issued with this Warrant, in proportion to the amounts of Common Stock that may be purchased by the respective Warrant Holders in accordance with the respective Warrants held by each.

(e) The Warrant Holder shall exercise the Warrant and purchase the Common Stock set forth in the Call Notice and pay for same within fifteen (15) trading days after the Call Date. If the Warrant Holder fails to timely pay the amount required by the Warrant Call, the Warrants subject to the Warrant Call shall be canceled without any further action required by the Company and the Company is hereby irrevocably instructed to reflect such cancelation in its books and records.

(f) The Company may not exercise the Warrant Call after the occurrence of a default by the Company of a material term of this Warrant or the Subscription Agreement executed by the Warrant Holder in connection with receipt of this Warrant unless such default has been cured.

3. Adjustments.

(i) Split, Subdivision or Combination of Shares. If, at any time while this Warrant remains outstanding and unexpired, the outstanding shares of the Company’s Common Stock shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be), be decreased proportionately. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Exercise Price in effect immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be increased proportionately. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(ii) Reclassification, Reorganization, Consolidation or Merger. In the case of any reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 3(i) above), or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that this Warrant will be assumed by the parent or surviving entity and the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof, the kind and amount of shares of stock or other securities or property, and in such proportion as adjusted, which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Registered Holder had held the number of shares of Common Stock that were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 3 (including provisions with respect to the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

(iii) Price Adjustment. No adjustment in the per share Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least $0.01; provided, however, that any adjustments that by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest cent, with $0.005 being rounded down to the nearest cent, or to the nearest 1/100th of a share, as the case may be.

(iv) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Registered Holder of this Warrant to adjustments in the Exercise Price.

(v) Notice of Adjustment. Upon any adjustment of the Exercise Price or extension of the Warrant exercise period, the Company shall forthwith give written notice thereto to the Registered Holder of this Warrant describing the event requiring the adjustment, stating the adjusted Exercise Price and the adjusted number of shares purchasable upon the exercise hereof resulting from such event, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4. Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock upon exercise. If any fractions of a share would, but for this Section 4, be issuable upon any exercise, in lieu of such fractional share the Company shall round up or down to the nearest whole number.

5. Limitation on Sales. Each holder of this Warrant acknowledges that this Warrant and the Warrant Shares, as of the date of original issuance of this Warrant, have not been registered under the Securities Act of 1933, as amended (the “Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Shares or (ii) an opinion of counsel, reasonably acceptable to the Company and its counsel, that such registration and qualification are not required. The Warrant Shares issued upon exercise thereof shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) IN ACCORDANCE WITH REGULATION S (RULES 901 THROUGH 905, AND PRELIMINARY NOTES), (ii) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT THAT HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (iii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION AVAILABLE UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR SIMILAR SECURITIES LAW. ANY HEDGING TRANSACTION INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

6. Notices of Record Date. In case: (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

7. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. All shares of Common Stock issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable. All Warrants surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need to be reserved in respect of any unexercised Warrant.

8. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancelation of this Warrant, the Company will issue, in lieu thereof, a New Warrant of like tenor and dated the date hereof.

9. Transfers, etc.

(i) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

(ii) Registered Holder. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

11. Successors. The rights and obligations of the parties to this Warrant will inure to the benefit of and be binding upon the Company and any transferees of Warrant Holder.

12. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

13. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to principles of conflicts of laws.

15. Jurisdiction and Venue. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in any state court located in New York, New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of any state court located in New York, New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in any state court located in New York, New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

16. Mailing of Notices, etc. All notices and other communications under this Warrant (except payment) shall be in writing and shall be sufficiently given if sent to the Registered Holder or the Company, as the case may be, by hand delivery, private overnight courier, with acknowledgment of receipt, or by registered or certified mail, return receipt requested postage prepaid, as follows:

To Registered Holder:

To Registered Holder’s address as provided on the Subscription Agreement or otherwise in the Company’s Records.

To the Company:

To the Company’s Principal Executive Offices
Attn: Chief Executive Officer

with a copy, which shall not constitute notice to:

Newman & Morrison LLP
44 Wall Street, 20th Floor
New York, NY 10005
Attn: Robert Newman, Esq.

or to such other address as any of them, by notice to the others may designate from time to time. The time of delivery of the notice shall occur, as the case may be, one (1) day after the date sent if delivered in person or by overnight courier or five (5) business days after the mailing date if by registered or certified mail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

       NOVA LIFESTYLE, INC.

By:
Name:	Ya Ming Wong
Title:	Chief Executive Officer

EXHIBIT 1

NOTICE OF EXERCISE

Date: ___________________________

TO:           Nova Lifestyle, Inc.
6541 E. Washington Blvd.
Commerce, CA 90040
Attn: Ya Ming Wong, Chief Executive Officer

1. The undersigned hereby elects to purchase ____________ shares of the Common Stock of Nova Lifestyle, Inc. pursuant to terms of the attached Warrant, and tenders herewith payment of $____________ (at the rate of $_____ per share of Common Stock) in payment of the Exercise Price(s) pursuant thereto, together with all applicable transfer taxes, if any.

2. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below.

3. The undersigned is not a U.S. person and the attached Warrant is not being exercised on behalf of a U.S. person.

4. The undersigned agrees that the terms and conditions of the Subscription Agreement between the Company and the undersigned apply to the shares of Common Stock issuable upon the exercise of this Warrant.

                      ___________________________
Signature of Registered Holder

___________________________
Print Name

Notice: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever.

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name: _____________________________________________________________________________________________________________________________________
(Print Name for Registration in Block Letters)

Address: ___________________________________________________________________________________________________________________________________

EXHIBIT 2

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Nova Lifestyle, Inc. to which the within Warrant relates and appoints _____________________________ attorney to transfer said right on the books of Nova Lifestyle, Inc. with full power of substitution in the premises.

Dated: ______________, ____

 ___________________________________________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

___________________________________________________________________
Address of Transferee
___________________________________________________________________

___________________________________________________________________

In the presence of:

___________________________________________________________________